As filed with the Securities and Exchange Commission on February 23, 2006
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAGELLAN PETROLEUM CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	06-0842255

(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employee Identification Number)

10 Columbus Boulevard, Hartford, Connecticut 06106	(860) 293-2006
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Daniel J. Samela, President, Chief Executive Officer and Chief Financial Officer Magellan Petroleum Corporation 10 Columbus Boulevard, Hartford, Connecticut 06106 (860) 293-2006

(Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)
Copy to:
Edward B. Whittemore
Murtha Cullina LLP
CityPlace I, 185 Asylum Street
Hartford, CT 06103-3469
(860) 240-6075

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the consummation of the transaction described herein have been satisfied or waived.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ (No. 333-129329)
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum
Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Unit	Price (2)	Registration Fee
Common Stock, $.01 par value per share	1,044,687 shares	Not Applicable	$22,210,091	$2,614.12

(1)	This Registration Statement relates to the Registration Statement on Form S-4 filed by Magellan Petroleum Corporation (the “Company”) on October 31, 2005 (File No. 333-129329), as amended (the “Prior Registration Statement”) and covers 1,044,687 additional shares of the Company’s common stock, $.01 par value per share, issuable in connection with the Company’s exchange offer (the “Exchange Offer”) for all of the ordinary shares of Magellan Petroleum Australia Limited (“MPAL”) that the Company does not currently own. The number of shares being registered hereunder is calculated as the product of (i) 20,952,916, the maximum number of MPAL shares to be received in the Exchange Offer, and (ii) the 0.75 exchange ratio announced by the Company on January 24, 2006, less (iii) the 14,670,000 shares of common stock registered under the Prior Registration Statement pursuant to the prior exchange ratio.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to paragraphs (c) and (f)(1) of Rule 457 under the Securities Act of 1933, based on the market value of the MPAL ordinary shares to be received in the Exchange Offer, which is equal to the product of (i) $1.06, the U.S. dollar equivalent (at a U.S.$/A$ exchange rate of .76) of the average of the high ($1.07) and low ($1.05) sales prices per ordinary share of Magellan Petroleum Australia Limited as reported by the Australian Stock Exchange for October 24, 2005, and (ii) 20,952,916, the maximum number of MPAL shares to be received in the Exchange Offer. The proposed maximum aggregate offering price of securities to be sold under this Registration Statement is the same as in the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement ($2,614.12) is carried forward to this Registration Statement. Accordingly, no additional registration fee is required.
     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
INCORPORATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX
EX-5.1: OPINION OF MURTHA CULLINA LLP
EX-23.1: CONSENT OF DELOITTE & TOUCHE LLP
EX-23.2: CONSENT OF ERNST & YOUNG LLP
EX-23.5: CONSENT OF TM CAPITAL CORPORATION
EX-23.6: CONSENT OF BARON PARTNERS LIMITED

EXPLANATORY NOTE
     This registration statement is being filed pursuant to General Instruction K of Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 1,044,687 shares of common stock, $0.01 per share par value, of Magellan Petroleum Corporation, a Delaware corporation (the “Registrant”), for issuance in connection with the offer to exchange 0.75 of a share of the Registrant’s common stock and Aus. $0.10 in cash for each ordinary share of Magellan Petroleum Australia Limited, the registrant’s 55% owned Australian subsidiary (“MPAL”), not currently owned by the Registrant (the “Exchange Offer”).
     The Registrant previously registered a total of 14,670,000 shares of its common stock in connection with the Exchange Offer by means of a currently effective registration statement on Form S-4 (No. 333-129329), which was declared effective by the Securities and Exchange Commission on January 26, 2006. Based upon the revised exchange ratio of 0.75 announced by the Registrant on January 24, 2006, the maximum number of shares of common stock to be issued pursuant to the Exchange Offer is now expected to be 15,714,687. The Exchange Offer is more fully described in the registrant’s prospectus/proxy statement, dated January 27, 2006, comprising a part of the Registrant’s registration statement on Form S-4 (No. 333-129329).
INCORPORATION BY REFERENCE
     The Registrant hereby incorporates by reference into this registration statement the contents of its registration statement on Form S-4 (No. 333-129329) including the documents incorporated or deemed to be incorporated therein. The required opinion and consents are listed on the exhibit index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hartford, State of Connecticut, on February 22, 2006.

MAGELLAN PETROLEUM CORPORATION
By:	/s/ Daniel J. Samela
Daniel J. Samela
President, Chief Executive Officer and Chief Financial Officer

/s/ Daniel J. Samela	President, Chief Executive Officer and Chief Financial Officer

Daniel J. Samela		February 22, 2006

/s/ Donald V. Basso* Donald V. Basso	Director	February 22, 2006

/s/ Timothy L. Largay*	Director	February 22, 2006
Timothy L. Largay

/s/ Walter McCann*	Director	February 22, 2006
Walter McCann

/s/ Ronald P. Pettirossi*	Director	February 22, 2006
Ronald P. Pettirossi
* = By Daniel J. Samela, attorney-in-fact

EXHIBIT INDEX

3.1	Restated Certificate of Incorporation as filed on May 4, 1987 with the State of Delaware and Amendment of Article Twelfth as filed on February 12, 1988 with the State of Delaware (each filed as Exhibit 4(b) to Form S-8 Registration Statement, filed on January 14, 1999, and incorporated herein by reference).

3.2	Certificate of Amendment to Certificate of Incorporation as filed on December 26, 2000 with the State of Delaware (filed as Exhibit 3(a) to the Company’s quarterly report on Form 10-Q filed on February 13, 2001 and incorporated herein by reference).

3.3	By-Laws, as amended and restated on July 22, 2004 (filed as Exhibit 3(b) to the registrant’s annual report on Form 10-K filed with the SEC on October 13, 2004, and incorporated herein by reference).

5.1	Opinion of Murtha Cullina LLP (filed herewith).

21	Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21 of the registrant’s registration statement on Form S-4 (File No. 333-129329)).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Consent of Paddock Lindstrom & Associates, Ltd. (incorporated herein by reference to Exhibit 23.3 of the registrant’s registration statement on Form S-4 (File No. 333-129329)).

23.4	Consent of Murtha Cullina LLP (included in Exhibit 5).

23.5	Consent of TM Capital Corporation (filed herewith).

23.6	Consent of Baron Partners Limited (filed herewith).

24	Power of Attorney (incorporated by reference to the signature page of the registrant’s registration statement on Form S-4 (File No. 333-129329)).

99.1	Bidder’s Statement of the registrant (incorporated herein by reference to Exhibit 99.1 to the registrant’s amendment no. 1 to registration statement on Form S-4 (File No. 333-129329)).

99.2	Form of Letter of Transmittal for U.S. MPAL Shareholders (incorporated herein by reference to the registrant’s amendment no. 1 to registration statement on Form S-4 (File No. 333-129329)).